Exhibit 4.8

AGREEMENT

THIS AGREEMENT is dated for reference the 5th day of March, 2005.

BETWEEN:

LINUXWIZARDRY SYSTEMS, INC.
#120, 3011 Viking Way
Richmond, BC V6V 1W1

("Linux")

OF THE FIRST PART

AND:

TERYL RESOURCES CORP.
#120, 3011 Viking Way
Richmond, BC V6V 1W1

("Teryl")

OF THE SECOND PART

1..

WHEREAS:

A.        Linux owns a 50% interest in 30 claims in Fairbanks, Alaska called the Fish Creek Claims;

B.        Linux and Teryl have agreed to a joint venture on the Fish Creek Claims in an agreement dated March 5,2002;

NOW THEREFORE in consideration of the mutual covenants and conditions set forth herein, the parties hereto agree as follows:

1.        Linux agrees to extend the said Fish Creek Claims agreement until March 5,2007, in consideration for 100,000 shares of Teryl Resources Corp

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

LINUXWIZARDRY SYSTEMS, INC.	TERYL RESOURCES CORP.

/s/ John Robertson	/s/ John Robertson
Signature	Signature

John Robertson	John Robertson
Print Name	Print Name

President	President
Title	Title